Exhibit 10.1

STATE OF TEXAS	X
X
COUNTY OF TAYLOR	X

AGREEMENT FOR FINANCIAL ASSISTANCE

ADDENDUM A

This Addendum A is dated the 6th day of June, 2006 by and between the Development Corporation of Abilene, Inc. (“DCOA”), a Texas corporation formed pursuant to Tex. Civ. Stat. Ann. Art. 5190.6, and Transcend Services, Inc. (“Transcend”), a Delaware corporation, authorized to do business in the State of Texas, with headquarters located at 945 East Paces Ferry Road, Suite 1475, Atlanta, GA, 30326-6629.

WITNESSETH:

That for and in consideration of the covenants, promises, and agreements set forth herein, it is mutually agreed as follows:

I.	PURPOSE

DCOA is authorized by the Development Corporation Act of 1979 to provide financial assistance to private corporations in order to facilitate the retention or expansion of primary employment or to attract major investment that would contribute to the economic development of the City of Abilene. DCOA shall act through its agent, the Chief Executive Officer, or his duly authorized representative, unless otherwise stated in this Addendum.

DCOA and Transcend wish to amend the Agreement for Financial Assistance dated the 1st day of March, 2005. Pursuant to this Addendum A, DCOA wishes to change the terms for earning principal reductions on the first $1,000,000 loan authorized in the Agreement and evidenced by a Promissory Note dated March 1, 2005 in the amount of $1,000,000, DCOA Loan No. Trans760. This Addendum A is effective March 1, 2005. Transcend opened its Abilene office at 500 Chestnut St., Ste. 1100, and the Note was fully funded in early April, 2005. With the recent purchase of another Texas transcription company, the Abilene location is designated as the Regional Headquarters for Transcend, serving the state of Texas.

II.	DUTIES

A.	DCOA shall:

1.	Provide a loan of One Million and no/100’s Dollars ($1,000,000) to offset start-up costs, first year operating losses and to support creation of 104 new jobs.

The loan will be for five years at 0% interest. The note will be secured by current and future furniture and equipment in the Abilene, Texas, and Atlanta, Georgia operations at 50% of depreciated value and a letter of credit in the amount of $150,000 issued by the Bank of America.

Principal reductions will be earned by Transcend as follows:

a.)	At an accelerated rate of $25,000 per month for the first 6 months, and for the first fifteen (15) employees hired for a total principal reduction of $150,000 and release of the letter of credit referenced above, and,

b)	A training credit will be applied to the outstanding principal balance no more often than quarterly at the rate of 50% of the total wages paid to newly hired Medical Language Specialists (MLS) (who have successfully completed Transcend’s new hire training program lasting 1 to 2 days) during a probationary period beginning with the hire date and typically ending 90 days after the hire date (unless extended by Transcend). Credit shall be applied in an amount not to exceed $4,000 per MLS upon certification by Transcend that the MLS has completed the probationary period.

c)	Additional annual reductions will be earned at the rate of 1/3 the DCOA Assistance per New Job amount listed in the table below for each FTE created in excess of the first 15. (See below for definition of FTE).

FTE is defined differently for MLS and non-MLS employees:

•	MLS – All salaries plus Transcend-paid health benefits shall be totaled for a 12-month period and divided by $30,000.

•	Non-MLS – All hours worked during a 12-month period shall be totaled and divided by 2080, including all paid leave and excluding any overtime.

2.	Provide a second loan of One Million and no/100’s Dollars ($1,000,000) to support the creation of an additional 104 new jobs, payable upon Transcend hiring its 105th employee. Transcend shall certify in writing to the creation of at least 104 new jobs before additional loan funds will be advanced.

The loan will be for five years at 0% interest. The note will be secured by a letter of credit issued by the Bank of America, or another form of security acceptable to both parties.

Principal reductions will be earned by Transcend and applied annually at the rate of 1/3 of the DCOA Assistance per New Job amount listed below for each additional FTE created and/or retained. The letter of credit may be reduced annually to match the outstanding principal balance of the loan.

FTE is defined differently for MLS and non-MLS employees:

•	MLS – All salaries plus Transcend-paid health benefits shall be totaled for a 12-month period and divided by $30,000.

•	Non-MLS – All hours worked during a 12-month period shall be totaled and divided by 2080, including all paid leave and excluding any overtime.

Addendum A to Agreement For Financial Assistance

DCOA – Transcend Services, Inc.

Projected New Positions	Pay Scale plus Health Benefits	DCOA Assistance per New Job	Total DCOA Assistance-New Jobs
2	$20 to $30,000yr	$0		$0
200 MLS	$30,000/yr and greater	$9,535		$1,907,000
1	$30 to $40,000/yr	$9,000		$9,000
6	$40 to $50,000/yr	$12,500		$75,000
4	$50 to $60,000	$16,000		$64,000
	Over $60,000	35%	$

213	Total	—		$2,055,000.00

The job creation period for the first loan is five years and begins April 1, 2005 and ends March 31, 2010. Annual job certifications shall be made by Transcend within 60 days of the end of each anniversary of the job creation period, and DCOA shall make principal reductions based on FTE’s certified in the salary ranges listed above and/or as defined for an MLS above

The job creation period for the second loan is five years beginning April 1 of the year in which the loan is advanced. Annual certifications shall be made by Transcend within 60 days of the end of each anniversary of the job creation period, and DCOA shall make principal reductions based on FTE’s certified in the salary ranges listed above and/or as defined for an MLS above.

Non-MLS minimum compensation levels indicated in the above table must be met for each position after 1 year to receive the corresponding credit, and may include any non-mandatory benefits provided the employee by Transcend (i.e. health insurance, retirement). The Non-MLS minimum compensation levels must also be maintained or exceeded for each employee throughout the three-year term.

If any new FTEs are created during years two and three of either job loan period, the prorated credit will be extended up to two additional years to allow Transcend to realize the full benefit of the incentive for each FTE created.

Items 3. through 5. shall remain unchanged.

B.	Transcend shall:

1.	Create a minimum of 213 FTEs at the Facility during the job creation period described in Section II, A., 2., above, and declare the Abilene office as Regional Headquarters for Transcend.

2.	Annually, by May 31st, certify in writing to DCOA the number of employment positions which have been created and/or retained at the Facility during the 12 months ended March 31st. All lists submitted shall contain the number of persons employed at the Facility by Transcend; the names and addresses of those persons; the number of hours each employee worked during the previous

Addendum A to Agreement For Financial Assistance

DCOA – Transcend Services, Inc.

12 months; and the cumulative payroll for the Abilene operation. Upon written request by DCOA, Transcend shall provide an interim report with the number of employment positions retained (for statistical use only).

Items 3. through 15. shall remain unchanged.

III.	CONTINUATION OF ORIGINAL AGREEMENT

Except as set forth above, the Agreement shall remain in effect for all other purposes.

IV.	AGREEMENT

This Addendum A and the Agreement, and all relevant loan documents between the two parties herein, shall constitute the sole agreements between DCOA and Transcend relating to the objects of the agreements, and correctly set forth the complete rights, duties, and obligations of each party to the other as of its date. The relevant loan documents and Agreement are incorporated into this Addendum for all purposes. Any prior agreements including the Non-Disclosure Agreement, promises, negotiations or representations, verbal or otherwise, not expressly set forth in this Addendum, the Agreement or the relevant loan documents are of no effect.

Transcend Services Inc.		Development Corporation of Abilene, Inc.

/s/ Larry Gerdes		/s/ Richard Burdine
Name:	Larry Gerdes, Chief Executive Officer	Richard Burdine, Chief Executive Officer

Date:	6/1/06	Date:	6/2/06

ATTEST:		ATTEST:

By:	/s/ Lance Cornell	By:	/s/ Kim Tarrant
Title	Lance Cornell, CFO		Kim Tarrant, Contracts Administrator

Corporate Seal:		APPROVED:

[ILLEGIBLE]
City Attorney

Addendum A to Agreement For Financial Assistance

DCOA - Transcend Services, Inc.